UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SYNTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Syntel and Atos S.E. are granted CFIUS clearance and have now obtained all regulatory approvals required for the transaction

TROY, Mich. – Sept. 11, 2018 (GLOBE NEWSWIRE) – Syntel, Inc. (Nasdaq:SYNT), a leading global provider of integrated information technology and knowledge process services, today announced that the review of the proposed acquisition of Syntel by Atos by the Committee on Foreign Investment in the United States (CFIUS) has been completed and there are no unresolved national security concerns with respect to the transaction.

CFIUS clearance was the final outstanding regulatory approval required prior to the consummation of the transaction. Favorable regulatory approvals have already been obtained from the applicable regulatory agencies in Austria, Serbia and India and early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act in the United States has been received.

The transaction remains subject to approval by Syntel’s shareholders at the special meeting scheduled for October 1, 2018. The transaction is then expected to close in early Q4 2018.

About Syntel

Syntel is a leading global provider of integrated information technology and knowledge process services. Syntel helps global enterprises evolve the core by leveraging automation, scaled agile and cloud platforms to build efficient application development and management, testing and infrastructure solutions. Syntel’s digital services enable companies to engage customers, discover new insights through analytics, and create a more connected enterprise through the internet of things. Syntel’s “Customer for Life” philosophy builds collaborative partnerships and creates long-term client value by investing in IP, solutions and industry-focused delivery teams with deep domain knowledge.

To learn more, visit us at www.syntelinc.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of Syntel, including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement; and the failure to satisfy each of the conditions to the consummation of the transaction. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. Syntel is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Syntel by Atos. In connection with the proposed acquisition, Syntel has filed relevant materials with the SEC, including Syntel’s definitive proxy statement on Schedule 14A filed on August 28, 2018. STOCKHOLDERS OF SYNTEL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SYNTEL’S PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Syntel stockholders have received information on how to obtain transaction-related documents free of charge from Syntel.

Participants in Solicitation

Syntel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Syntel common stock in respect of the proposed transaction. Information about the directors and executive officers of Syntel is set forth in the proxy statement for Syntel’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2018, and Syntel’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed on February 26, 2018. Investors may obtain additional information regarding the interest of such participants by regarding Syntel’s definitive proxy statement regarding the transaction.

Contacts: Sameer Arora sameer_arora@syntelinc.com and Zaineb Bokhari zaineb_bokhari@syntelinc.com